UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2021

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2370 Corporate Circle, Suite 160

Henderson, NV 89074

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Employment Agreement (as defined in Item 5.02, below) is incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Lori Love

Effective December 14, 2021, Lori Love will no longer serve as the Chief Financial Officer of CleanSpark, Inc., a Nevada corporation (the “Company”). As a result , the employment agreement between the Company and Ms. Love, dated October 26, 2020, as amended to date, terminated effective December 14, 2021. Ms. Love will continue in a limited advisory role to assist with the transition period for the Company’s new Chief Financial Officer.

Ms. Love’s departure is not based on any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Gary A. Vecchiarelli

Effective December 15, 2021, Gary A. Vecchiarelli has been appointed as the Company’s new Chief Financial Officer. Mr. Vecchiarelli, 44 years of age, brings more than 20 years of professional experience in various senior accounting and finance roles to the Company. From July 2019 to September 2021, Mr. Vecchiarelli served as Chief Financial Officer of Imatrex, Inc., a late-development stage high-tech medical device company focused on diagnosing heart disease and treating cancer. From January 2017 to February 2019, Mr. Vecchiarelli served as the Senior Vice President of Finance and Chief Accounting Officer of Golden Entertainment, Inc. (NASDAQ:GDEN), a large regional hospitality company, which operated 10 casino resort properties, 60 wholly owned taverns and almost 1,000 third party route locations. Prior to that, from May 2012 to December 2016, Mr. Vecchiarelli served as Chief Financial Officer of Galaxy Gaming, Inc. (OTC:GLXZ), the world’s largest independent table game provider, developing, manufacturing and distributing proprietary table games and electronic platforms to casinos worldwide. Mr. Vecchiarelli has held senior-level and executive roles with a variety of other companies, including Division Controller of Spectrum Pharmaceuticals, Inc. (NASDAQ:SPPI), a leading biotechnology company focused on acquiring, developing and commercializing hematology and oncology drug products; as a Manager with BDO USA, LLP, where Mr. Vecchiarelli helped open and establish the Las Vegas audit practice; in several positions with McGladrey & Pullen, LLP, where Mr. Vecchiarelli was ultimately promoted to Supervisor, auditing middle market privately held clients; and in several positions with Crawford, Pimentel & Co., Inc., where Mr. Vecchiarelli was ultimately promoted to Senior Staff Accountant, where he was responsible for accounting, auditing and tax planning & preparation for closely held and high net worth clients.

Mr. Vecchiarelli holds a Bachelors of Science degree in Business Administration with concentration in Accounting from California State University at San Jose.  Mr. Vecchiarelli has been a licensed Certified Public Accountant since 2006, and has active licenses in the states of California and Nevada.  In 2014, Mr. Vecchiarelli was named to the 2014 Class of Las Vegas’ “40 under 40” list of accomplished young professionals by VEGAS INC. magazine.  Since 2014, Mr. Vecchiarelli has served on the Board of Directors for the Las Vegas Chapter of Financial Executives International, and was President of the chapter 2016-2017. Since 2018, Mr. Vecchiarelli has also been a member of the Board of Directors for Doral Academies of Las Vegas, one of the top charter school systems in the state of Nevada.

Effective December 15, 2021, the Company and Mr. Vecchiarelli entered into an employment agreement (the “Employment Agreement”). Mr. Vecchiarelli’s Employment Agreement provides for an annual base salary of $350,000 payable according to the Company’s normal payroll practices, which amount will be reviewed annually and is subject to adjustment by the Company’s Board of Directors. In addition, Mr. Vecchiarelli will be entitled to receive: (i) a cash signing bonus of $40,000, which signing bonus is subject to repayment in full in the event that Mr. Vecchiarelli resigns within two years of employment; (ii) an annual discretionary cash bonus based on annual gross margin of the Company and other benchmarks that may be identified at the discretion of the Company’s Chief Executive Officer and ratified by the Compensation Committee, which is equivalent to no less than 30% of base salary, and (iii) at least 10,000 restricted stock units to be issued annually, which shall vest in full on the first anniversary of such issuance; and (iv) additional restricted stock units as incentive compensation.

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Mr. Vecchiarelli’s Employment Agreement can be terminated (i) with cause by the Company after at least three-fifths (or more than 60%) of the Board determines that cause exists, (ii) by Mr. Vecchiarelli for any reason upon 10 days advanced prior written notice, or (iii) by the Company for any reason (other than for cause) upon 10 days advanced prior written notice.

Furthermore, Mr. Vecchiarelli, (i) upon termination for cause or Mr. Vecchiarelli’s resignation, shall be entitled to receive the accrued and unpaid portion of his base salary and any bonuses earned for services provided through the termination date and any reimbursement for business travel and other expenses to which he is entitled under the Employment Agreement; and (ii) upon termination without cause (except in connection with a termination in connection with a sale), (w) shall be entitled to receive the accrued and unpaid portion of his base salary and any bonuses earned for services provided through the termination date and any reimbursement for business travel and other expenses to which he is entitled under the Employment Agreement, (x) all unvested securities shall immediately vest and become exercisable in full, (y) upon signing and returning an effective waiver and release of claims, shall be entitled to receive severance of equal to six months of his base salary and other employment benefits plus two months of his base salary for every full year of employment with the Company and (z) and amount equal to 100% of the cash bonus paid to him during the prior year, with the severance and the bonus payable in equal payments over 12 months following the effective date of the termination and subject to all applicable withholdings and taxes.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of such Employment Agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report.

In addition to the foregoing, in connection with his appointment, Mr. Vecchiarelli will receive (i) 10,000 restricted stock units, all of which will fully vest upon completion of 12 months of employment, and (ii) 60,000 restricted stock units, which shall vest as follows: (x) 20,000 if the Company’s closing market capitalization exceeds $1.5 billion for 15 days during the fiscal year, and (y) 40,000 if the Company’s closing market capitalization exceeds $2.0 billion for 15 days during the fiscal year.

There is no arrangement or understanding between Mr. Vecchiarelli and any other person pursuant to which Mr. Vecchiarelli was appointed as Chief Financial Officer. There are no family relationships between Mr. Vecchiarelli and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Vecchiarelli is not a participant in, nor is Mr. Vecchiarelli to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with this appointment.

Item 7.01	Regulation FD Disclosure.

On December 15, 2021, the Company issued a press release announcing the appointment of Mr. Vecchiarelli as Chief Financial Officer in connection with Ms. Love’s departure A copy of this press release is attached hereto as Exhibit 99.1 and is being incorporated herein by reference.

This Current Report on Form 8-K, including Exhibit 99.1 attached hereto, contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

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Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 15, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: December 15, 2021	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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